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                                                                    EXHIBIT 10.3


                             AMENDMENT NUMBER ONE TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                               TYLER CORPORATION,
                           T2 ACQUISITION CORPORATION,
                            THE SOFTWARE GROUP, INC.
                                 BRIAN B. BERRY
                                       AND
                                 GLENN A. SMITH




         THIS AMENDMENT NUMBER ONE, dated February 19, 1998 and effective as of the 8th day of October 1997 (this "Amendment"), amends the AMENDED AND RESTATED AGREEMENT dated as of the 29th day of December, 1997 and effective as of the 8th day of October, 1997 (the "Agreement") that was entered into by and among Tyler Corporation, a Delaware corporation ("Tyler'), T2 Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of Tyler ("Sub"), The Software Group, Inc., a Texas corporation, (the "Company"), Brian B. Berry and Glenn Smith (each referred to as a "Shareholder" and collectively as the "Shareholders").

                                   WITNESSETH:

         WHEREAS, the Agreement provides for the merger of Sub into the Company, with the Company surviving;

         WHEREAS, the Agreement provides that the Company, Tyler, and the Shareholders may, pursuant to a written amendment to the Agreement, change the form of the merger to a merger of the Company with and into Sub with the Sub surviving, provided such a revised form of merger would qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the parties to the Agreement desire to amend the Agreement to change the form of the merger transaction to a merger of the Company with and into Sub with Sub surviving in a transaction intended to constitute a reorganization under Section 368(a) of the Code;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree, warrant and covenant as follows:

         1. Subject to and in accordance with the terms and conditions of the Agreement as revised by THIS AMENDMENT and in accordance with the Texas Business Corporation Act (the "TBCA"), at the Effective Time (as defined in Section 1.3 of the Agreement) the Company


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shall be merged with and into Sub, with Sub surviving (the "Merger") . As a result of the Merger, (i) the separate corporate existence of the Company shall cease and (ii) Sub shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of the Company in accordance with the TBCA.

         2. The Articles of Incorporation and Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation and thereafter shall continue to be its articles of incorporation and bylaws until amended as provided therein and under the TBCA.

         3. As of July 25, 1997, the date when Tyler commenced formal or informal negotiations with the Company (the "Merger Commencement Date"), the Company had outstanding 1,921,000 shares of common stock, its only class of outstanding stock (the "Company Common Stock") owned as follows: (i) Glenn Smith, 960,500 shares; (ii) Brian Berry, 824,025 shares; and (iii) Joane Cogan ("Cogan"), 136,475 shares. As of the Merger Commencement Date, Rick Hoff ("Hoff") and David Landgren ("Landgren") each owned options exercisable into 75,000 shares of Company Common Stock.

         4. Other than (i) the 75,000 shares of Company Common Stock acquired by each of Hoff and Landgren pursuant to the exercise of their stock options on February 17, 1998 and (ii) the Company's redemption during January 1997 of 89,818 shares of the Company Common Stock owned by the Company's employee stock option plan ("ESOP"), there have not been any sales or redemptions or other transactions in the capital stock of the Company during the fourteen months prior to the date of this Amendment.

         5. The parties agree that the Agreement shall be deemed to be further amended solely to the extent necessary to make the Agreement consistent with the changed form of the Merger from a merger of Sub with and into the Company to a merger of the Company with and into Sub.

         6. Except as required by law, the Shareholders, the Company, Tyler, Sub, Cogan, Hoff and Landgren will not take or omit to take any action that would prevent the transactions contemplated hereby from qualifying as a reorganization under Section 368 of the Code. To the extent permitted under applicable tax laws, the Merger shall be reported as a reorganization within the meaning of Section 368(a) of the Code in all federal, state and local tax returns after the Effective Time.

         7. Each Shareholder and each of Cogan, Hoff and Landgren represents that he or she has no present plan, intention or arrangement to sell, exchange, transfer or otherwise dispose of, or reduce the risk of loss ("Sale") relating to, any of the shares of Tyler Common Stock to be received by him or her pursuant to the Merger.


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          8. During the two-year period commencing immediately after the
Effective Date, each Shareholder and each of Cogan, Hoff and Landgren agrees to provide Tyler with written notification at least five days prior to the proposed date of any Sale of Tyler Common Stock by him or her, specifying the number of shares that he or she proposes to transfer in the Sale.

          9. Each share of Tyler Common Stock issued in the Merger shall bear a legend on the face of the stock certificates which evidence such shares substantially as follows:


             This Certificate is transferable only upon compliance with and is subject to the restrictions on transfer set forth in (i) that certain Amended and Restated Agreement and Plan of Merger dated February 19, 1998 among Tyler Corporation, T2 Acquisition Corporation, The Software Group, Inc., Brian B. Berry and Glenn A. Smith (the "Amended and Restated Agreement") and (ii) that certain First Amendment to the Amended and Restated Agreement dated February 19, 1998.

         10. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.






THE SOFTWARE GROUP, INC                     TYLER CORPORATION

By:        /s/ Glenn A. Smith               By:    /s/ Brian K. Miller
   ------------------------------               --------------------------------
       Glenn A. Smith, President                Brian K. Miller, Vice President




                                            T2 ACQUISITION CORPORATION

                                            By:    /s/ Brian K. Miller
                                                --------------------------------
                                                Brian K. Miller, Vice President



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                      THE SOFTWARE GROUP, INC. SHAREHOLDERS


   /s/ Joane Cogan                                 /s/ Glenn A. Smith
---------------------------------               --------------------------------
Joane Cogan, Individually                       Glenn A. Smith, Individually

   /s/ Rick Hoff                                   /s/ Brian B. Berry
---------------------------------               --------------------------------
Rick Hoff, Individually                         Brian B. Berry, Individually

   /s/ David Landgren
---------------------------------
David Landgren, Individually



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